UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 17, 2005

                                Genio Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                   0-27587                               22-3360133
          (Commission File Number)                   (I.R.S. Employer
                                                   Identification Number)


                                 (212) 897-6914
              (Registrant's Telephone Number, Including Area Code)


     15 E. 26th Street, Suite 1711, New York, NY                  10010
      (Address of Principal Executive Offices)                  (Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 17, 2005 three of the directors of Genio Group, Inc. (the "Registrant"), Timothy R. Curran, Gary Mankoff and Andrew J. Schenker, resigned from their positions as directors of the Registrant. Mr. Schenker also resigned from his positions as Chief Financial Officer, Senior Vice President and Secretary. At such time, Steven Lux, the Chief Executive Officer of the Registrant, resigned as well.

     The Board of Directors of the Registrant appointed Matthew J. Cohen as its new Chief Executive Officer. Mr. Cohen joined the Registrants Board of Directors on August 1, 2004. He has been the Chief Financial Officer of Sea Aerosupport, Inc. since May 2004. Prior thereto, from 1999, Mr. Cohen was the Chief Financial Officer of Interactive Technologies.com, Ltd. Mr. Cohen specializes in the development of financial and operational infrastructure, and corporate recovery work. Some of his responsibilities include the implementation and interfacing of information systems indigenous to the aviation business. He also manages all treasury functions, human resource management, payroll and management reporting. Mr. Cohen sits on the Board of Directors of three public companies.


Item 8.01         Other Events

         During the month of January 2005 the Board of Directors of the Registrant has determined to discontinue the registrant's operations as conducted to date. The registrant is currently evaluating several options regarding its future financing of the registrant and its future operations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           GENIO GROUP, INC.

                                           /s/ Matthew J. Cohen
                                           ----------------------------
                                           By:  Matthew J. Cohen
                                           Its: Chief Executive Officer

Date: January 24, 2005